Exhibit 99.1

LETTER OF TRANSMITTAL

FAIRFAX FINANCIAL HOLDINGS LIMITED

OFFER TO EXCHANGE

US$600,000,000 OF ITS 4.850% SENIOR NOTES DUE 2028

Pursuant to the Prospectus dated         , 2018

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 p.m., NEW YORK CITY TIME, ON        , 2019 UNLESS EXTENDED (THE “EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE. WHERE THE EXPIRATION DATE HAS BEEN EXTENDED, TENDERS PURSUANT TO THE EXCHANGE OFFER AS OF THE PREVIOUSLY SCHEDULED EXPIRATION DATE MAY NOT BE WITHDRAWN AFTER THE DATE OF THE PREVIOUSLY SCHEDULED EXPIRATION DATE.

DELIVERY TO:

Bank of New York Mellon, Exchange Agent

BY HAND, MAIL OR OVERNIGHT COURIER:

Bank of New York Mellon

Corporate Trust — Reorg

111 Sanders Creek Parkway

East Syracuse, NY  13057

For Information Call: (315) 414-3034	BY FACSIMILE: (732) 667-9408 (for eligible institutions only) Attention: Tiffany Castor	Confirm Receipt of Facsimile by Telephone: (315) 414-3034

Delivery of this Letter of Transmittal to an address other than as set forth above, or transmission of this Letter of Transmittal via facsimile to a number other than as set forth above, will not constitute a valid delivery. Please read the instructions set forth in this Letter of Transmittal carefully before completing any box below.

The undersigned acknowledges that he, she or it has received this Letter of Transmittal (the “Letter”) and the Prospectus dated                 , 2018 of Fairfax Financial Holdings Limited (the “Issuer”), as it may be amended from time to time (the “Prospectus”), relating to its offer to registered holders (“Holders”) of its issued and outstanding 4.850% Senior Notes due 2028 issued on April 17, 2018 (the “Initial Notes”) to exchange up to US$600,000,000 aggregate principal amount of Initial Notes for a like principal amount of its 4.850% Senior Notes due 2028 (the “Exchange Notes”) which have been registered under the United States Securities Act of 1933, as amended (the “Securities Act”). The Prospectus and this Letter together constitute the Issuer’s offer to exchange its Initial Notes for a like principal amount of its Exchange Notes (the “Exchange Offer”).

As described herein, all Initial Notes properly tendered for exchange will either be exchanged for Exchange Notes or will be returned promptly after the termination or withdrawal of the Exchange Offer. For each Initial Note accepted for exchange, the Holder of such Initial Note will receive an Exchange Note having a principal amount equal to that of, and representing the same indebtedness as that represented by, the surrendered Initial Note. The Exchange Notes will accrue interest from the last interest payment date on which interest was paid on the Initial Notes or, if no interest has been paid on the Initial Notes, from the issue date of the Initial Notes. Accordingly, registered Holders of Exchange Notes on the relevant record date for the first interest payment date following the consummation of the Exchange Offer will receive interest accruing from the last interest payment date on which interest was paid or, if no interest has been paid, from the issue date of the Initial Notes. However, if that record date occurs prior to completion of the Exchange Offer, then the interest payable on the first interest payment date following the completion of the Exchange Offer will be paid to the registered Holders of the Initial Notes on that record date. Initial Notes accepted for exchange will cease to accrue interest from and after the date of consummation of the Exchange Offer. Holders of Initial Notes whose Initial Notes are accepted for exchange will not receive any payment in respect of accrued interest on such Initial Notes otherwise payable on any interest payment date the record date for which occurs on or after consummation of the Exchange Offer.

This Letter is to be completed by a Holder of Initial Notes if certificates are to be forwarded herewith. Holders of Initial Notes that are tendering by book-entry transfer to the account maintained by the Exchange Agent at The Depository Trust Company (“DTC” or the “Book-Entry Transfer Facility”) can execute the tender through DTC’s Automated Tender Offer Program (“ATOP”), for which this transaction will be eligible, pursuant to the procedures set forth in the Prospectus under the heading “The Exchange Offer — Terms of the Exchange Offer — Book-Entry Transfer”. Holders of Initial Notes who wish to tender and whose certificates are not immediately available, or who are unable to deliver their certificates, this Letter or any other documents required by this Letter or confirmation of the book-entry tender of their Initial Notes into the Exchange Agent’s account at the Book-Entry Transfer Facility (a “Book-Entry Confirmation”) to the Exchange Agent on or prior to the Expiration Date, must tender their Initial Notes according to the guaranteed delivery procedures set forth in the Prospectus under the heading “The Exchange Offer — Terms of the Exchange Offer — Guaranteed Delivery Procedures”. See Instruction 1. Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Exchange Agent.

Tenders by book-entry transfer shall be made by delivering an Agent’s Message in lieu of this Letter. The term “Agent’s Message” means a message, transmitted by the Book-Entry Transfer Facility to and received by the Exchange Agent and forming a part of a Book-Entry Confirmation, which states that the Book-Entry Transfer Facility has received an express acknowledgment from the tendering DTC participant stating that such participant has received and agrees to be bound by this Letter and that the Issuer may enforce this Letter against such participant.

List below the Initial Notes to which this Letter relates. If the space provided below is inadequate, the principal amount of Initial Notes should be listed on a separate signed schedule affixed hereto.

DESCRIPTION OF INITIAL NOTES

(1)	(2)	(3)

Name(s) and Address(es) of Registered
Holder(s) of Initial Notes, Exactly as
the Name of the Participant Appears on
the Book-Entry Transfer Facility
Security Position Listing
(Please fill in, if blank)

	Aggregate Principal Amount	Principal Amount of Initial Note(s) Tendered*

	TOTAL

* Unless otherwise indicated in this column, a holder will be deemed to have tendered ALL of the Initial Notes represented by the Initial Notes indicated in column 2. Initial Notes tendered hereby must be in denominations of principal amount of US$2,000 and any integral multiple of US$1,000 in excess thereof. See Instruction 1.

☐           CHECK HERE IF TENDERED INITIAL NOTES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH THE BOOK-ENTRY TRANSFER FACILITY AND COMPLETE THE FOLLOWING:

Name of Tendering Institution:

Account Number:

Transaction Code Number:

BY CREDITING THE INITIAL NOTES TO THE EXCHANGE AGENT’S ACCOUNT WITH THE BOOK-ENTRY TRANSFER FACILITY’S ATOP AND BY COMPLYING WITH THE APPLICABLE ATOP PROCEDURES WITH RESPECT TO THE EXCHANGE OFFER, THE HOLDER OF THE INITIAL NOTES ACKNOWLEDGES AND AGREES TO BE BOUND BY THE TERMS OF THIS LETTER OF TRANSMITTAL AND CONFIRMS ON BEHALF OF ITSELF AND THE BENEFICIAL OWNER OF SUCH INITIAL NOTES ALL PROVISIONS OF THIS LETTER OF TRANSMITTAL APPLICABLE TO IT AND SUCH BENEFICIAL OWNERS AS FULLY AS IF SUCH BENEFICIAL OWNERS HAD COMPLETED THE INFORMATION REQUIRED HEREIN AND EXECUTED AND TRANSMITTED THIS LETTER OF TRANSMITTAL.

☐           CHECK HERE IF TENDERED INITIAL NOTES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE EXCHANGE AGENT AND COMPLETE THE FOLLOWING:

Name(s) of Registered Holder(s):

Window Ticket Number (if any):

Date of Execution of Notice of Guaranteed Delivery:

Name of Institution That Guaranteed Delivery:

Account Number:

Transaction Code Number:

☐           CHECK HERE IF YOU ARE A BROKER-DEALER ENTITLED, PURSUANT TO THE TERMS OF THE EXCHANGE AND REGISTRATION RIGHTS AGREEMENT REFERRED TO IN THE PROSPECTUS, TO RECEIVE, AND WISH TO RECEIVE, 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO WITHIN 180 DAYS AFTER THE EXPIRATION DATE.

Name:

Address:

IF THE UNDERSIGNED IS NOT A BROKER-DEALER, THE UNDERSIGNED REPRESENTS THAT IT IS NOT PARTICIPATING IN, AND DOES NOT INTEND TO PARTICIPATE IN, A DISTRIBUTION OF EXCHANGE NOTES. IF THE UNDERSIGNED IS A BROKER-DEALER THAT WILL RECEIVE EXCHANGE NOTES FOR ITS OWN ACCOUNT IN EXCHANGE FOR INITIAL NOTES THAT WERE ACQUIRED AS A RESULT OF MARKET-MAKING ACTIVITIES OR OTHER TRADING ACTIVITIES, IT ACKNOWLEDGES AND REPRESENTS THAT IT WILL DELIVER A PROSPECTUS MEETING THE REQUIREMENTS OF THE SECURITIES ACT, IN CONNECTION WITH ANY RESALE OF SUCH EXCHANGE NOTES; HOWEVER, BY SO ACKNOWLEDGING AND REPRESENTING AND BY DELIVERING SUCH A PROSPECTUS THE UNDERSIGNED WILL NOT BE DEEMED TO ADMIT THAT IT IS AN “UNDERWRITER” WITHIN THE MEANING OF THE SECURITIES ACT. IF THE UNDERSIGNED IS A BROKER-DEALER THAT WILL RECEIVE EXCHANGE NOTES, IT REPRESENTS THAT THE INITIAL NOTES TO BE EXCHANGED FOR THE EXCHANGE NOTES WERE ACQUIRED AS A RESULT OF MARKET-MAKING ACTIVITIES OR OTHER TRADING ACTIVITIES. IN ADDITION,

SUCH BROKER-DEALER REPRESENTS THAT IT IS NOT ACTING ON BEHALF OF ANY PERSON WHO COULD NOT TRUTHFULLY MAKE THE FOREGOING REPRESENTATIONS.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

Upon the terms and subject to the conditions of the Exchange Offer, the undersigned hereby tenders to the Issuer the aggregate principal amount of Initial Notes indicated above. Subject to, and effective upon, the acceptance for exchange of the Initial Notes tendered hereby, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Issuer all right, title and interest in and to such Initial Notes as are being tendered hereby.

The undersigned hereby irrevocably constitutes and appoints the Exchange Agent as the undersigned’s true and lawful agent and attorney-in-fact with respect to such tendered Initial Notes, with full power of substitution (with full knowledge that the Exchange Agent also acts as agent of the Issuer), among other things, to cause the Initial Notes to be assigned, transferred and exchanged.

The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Initial Notes, and to acquire Exchange Notes issuable upon the exchange of such tendered Initial Notes, and that, when such Initial Notes are accepted for exchange, the Issuer will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim when the same are accepted by the Issuer. The undersigned hereby further represents and warrants that any Exchange Notes acquired in exchange for Initial Notes tendered hereby will have been acquired in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is the undersigned, that neither the Holder of such Initial Notes nor any such other person is participating in, intends to participate in or has an arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of Initial Notes or Exchange Notes, that neither the Holder of such Initial Notes nor any such other person is an “affiliate,” as defined in Rule 405 under the Securities Act, of the Issuer and that neither the Holder of such Initial Notes nor such other person is acting on behalf of any person who could not truthfully make the foregoing representations and warranties.

The undersigned acknowledges that this Exchange Offer is being made in reliance on interpretations by the staff of the Securities and Exchange Commission (the “SEC”), as set forth in no-action letters issued to third parties, that the Exchange Notes issued pursuant to the Exchange Offer in exchange for the Initial Notes may be offered for resale, resold and otherwise transferred by Holders thereof (other than any such Holder that is a broker-dealer or an “affiliate” of the Issuer within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such Holder’s business, at the time of commencement of the Exchange Offer such Holder has no arrangement or understanding with any person to participate in a distribution of such Exchange Notes, and such Holder is not engaged in, and does not intend to engage in, a distribution of such Exchange Notes. However, the SEC has not considered the Exchange Offer in the context of a no-action letter and there can be no assurance that the staff of the SEC would make a similar determination with respect to the Exchange Offer as in other circumstances. If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes and has no arrangement or understanding to participate in a distribution of Exchange Notes. If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Initial Notes, it represents that the Initial Notes to be exchanged for the Exchange Notes were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus meeting the requirements of the Securities Act, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

The SEC has taken the position that such broker-dealers may fulfill their prospectus delivery requirements with respect to the Exchange Notes (other than a resale of Exchange Notes received in exchange for an unsold allotment from the original sale of the Initial Notes) with the Prospectus. The Prospectus, as it may be amended or supplemented from time to time, may be used by certain broker-dealers (as specified in the Registration Rights Agreement referenced in the Prospectus) (“Participating Broker-Dealers”) for a period of time, starting on the Expiration Date and ending on the earlier of the close of business 180 days after the Expiration Date in connection with the sale or transfer of such Exchange Notes or such time as such Participating Broker-Dealers no longer own any Initial Notes, other than Initial Notes acquired from the Issuer. The Issuer has agreed that, for such period of time, it will make the Prospectus (as it may be amended or supplemented) available to such a broker-dealer which elects to exchange Initial Notes, acquired for its own account as a result of market making or other trading activities, for Exchange Notes pursuant to the Exchange Offer for use in connection with any resale of such Exchange Notes. By accepting the Exchange Offer, each broker-dealer that receives Exchange Notes pursuant to the Exchange Offer acknowledges and agrees to notify the Issuer prior to using the Prospectus in connection with the sale or transfer of Exchange Notes and that, upon receipt of notice from the Issuer of the happening of any event which makes any statement in the Prospectus untrue in any material respect or which requires the making of any changes in the Prospectus in order to make the statements therein (in light of the circumstances under which they were made) not misleading, such broker-dealer will suspend use of the Prospectus until (i) the Issuer has amended or supplemented the Prospectus to correct such misstatement or omission and (ii) the Issuer has furnished copies of the amended or supplemented Prospectus to such broker-dealer or, if the Issuer has not otherwise agreed to furnish such copies and declines to do so after such broker-dealer so requests, such broker-dealer has obtained a copy of such amended or supplemented Prospectus as filed with the SEC. Except as described above, the Prospectus may not be used for or in connection with an offer to resell, a resale or any other retransfer of Exchange Notes. A broker-dealer that acquired Initial Notes in a transaction other than as part of its market-making activities or other trading activities will not be able to participate in the Exchange Offer.

The undersigned will, upon request, execute and deliver any additional documents deemed by the Issuer to be necessary or desirable to complete the sale, assignment and transfer of the Initial Notes tendered hereby. All authority conferred or agreed to be conferred in this Letter and every obligation of the undersigned hereunder shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. This tender may be withdrawn only in accordance with the procedures set forth in the Prospectus under the heading “Exchange Offer — Terms of the Exchange Offer — Withdrawal of Tenders”.

Unless otherwise indicated herein in the box entitled “Special Issuance Instructions” below, please credit the account indicated above maintained at the Book-Entry Transfer Facility.

THE UNDERSIGNED, BY COMPLETING THE BOX ENTITLED “DESCRIPTION OF INITIAL NOTES” ABOVE AND SIGNING THIS LETTER, WILL BE DEEMED TO HAVE TENDERED THE INITIAL NOTES AS SET FORTH IN SUCH BOX ABOVE.

PLEASE READ THIS ENTIRE LETTER OF TRANSMITTAL CAREFULLY BEFORE COMPLETING ANY BOX ABOVE.

PLEASE SIGN HERE
(TO BE COMPLETED BY ALL TENDERING HOLDERS)

SIGNATURE(S) OF OWNER	DATE

Area Code and Telephone Number

If a Holder is tendering an Initial Note, this Letter must be signed by the registered Holder(s) as the name(s) appear(s) on the certificate(s) for the Initial Note or by any person(s) authorized to become registered Holder(s) by endorsements and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, officer or other person acting in a fiduciary or representative capacity, please set forth the full title. See Instruction 2.

Name(s):
(PLEASE TYPE OR PRINT)

Capacity:

Address:

SIGNATURE GUARANTEE (IF REQUIRED BY INSTRUCTION 2) SIGNATURE(S) GUARANTEED BY AN ELIGIBLE INSTITUTION:

(AUTHORIZED SIGNATURE)

(TITLE)

(NAME AND FIRM)

DATED:
(PLEASE COMPLETE ACCOMPANYING FORM W-9)

SPECIAL ISSUANCE INSTRUCTIONS
(See Instructions 2 and 3)

To be completed ONLY if Initial Notes delivered by book-entry transfer which are not accepted for exchange are to be returned by credit to an account maintained at the Book-Entry Transfer Facility other than the account indicated above.

Issue: Exchange Notes and/or Initial
Notes to:
(Please Type or Print)

Names(s) and Taxpayer Identification or Social Security Number(s):

(Please Type or Print)

Address:

(Zip Code)
(Complete Form W-9)

☐           Credit unexchanged Initial Notes delivered by book-entry transfer to the Book-Entry Transfer Facility account set forth below:

(Book-Entry Transfer Facility Account Number, if Applicable)

IMPORTANT: UNLESS GUARANTEED DELIVERY PROCEDURES ARE COMPLIED WITH, THIS LETTER OR A FACSIMILE HEREOF (TOGETHER WITH A BOOK-ENTRY CONFIRMATION AND ALL OTHER REQUIRED DOCUMENTS) MUST BE RECEIVED BY THE EXCHANGE AGENT PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

INSTRUCTIONS FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER TO EXCHANGE ANY AND ALL OUTSTANDING 4.850% SENIOR NOTES DUE 2028, ISSUED ON APRIL 17, 2018, OF FAIRFAX FINANCIAL HOLDINGS LIMITED FOR 4.850% SENIOR NOTES DUE 2028 OF FAIRFAX FINANCIAL HOLDINGS LIMITED THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

1.                                      Delivery of this Letter and notes; guaranteed delivery procedures. This Letter is to be completed by Holders of Initial Notes if certificates are to be forwarded herewith. If tenders are to be made pursuant to the procedures for delivery by book-entry transfer set forth in the Prospectus under the heading “The Exchange Offer — Terms of the Exchange Offer — Book-Entry Transfer”, Holders of Initial Notes must deliver a Book-Entry Confirmation. Certificates for all physically tendered Initial Notes, as well as a properly completed and duly executed Letter (or manually signed facsimile hereof), with any required signature guarantees, and any other documents required by this Letter, or Book-Entry Confirmation, as the case may be, must be received by the Exchange Agent on or prior to the Expiration Date, or the tendering Holder must comply with the guaranteed delivery procedures set forth below. Initial Notes tendered hereby must be in denominations of principal amount of US$2,000 and any integral multiple of US$1,000 in excess thereof.

Holders whose certificates for Initial Notes are not immediately available or who cannot deliver their certificates and all other required documents to the Exchange Agent on or prior to the Expiration Date, or who cannot complete the procedure for book-entry transfer on a timely basis, may tender their Initial Notes pursuant to the guaranteed delivery procedures set forth in the Prospectus under the heading “The Exchange Offer — Terms of the Exchange Offer — Guaranteed Delivery Procedures”. Pursuant to such procedures, (i) such tender must be made through an Eligible Institution (as defined herein), (ii) prior to 5:00 p.m., New York City time, on the Expiration Date, the Exchange Agent must receive from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form provided by the Issuer (by facsimile transmission (if no medallion guarantee is required), mail or hand delivery), setting forth the name and address of the Holder of Initial Notes and the amount of Initial Notes tendered stating that the tender is being made thereby and guaranteeing that within three business days after the Expiration Date, the certificates for all physically tendered Initial Notes, in proper form for transfer, an executed copy of this Letter as the case may be, and any other documents required by this Letter, or a Book-Entry Confirmation, as the case may be, will be deposited by the Eligible Institution with the Exchange Agent, and (iii) the certificates for all physically tendered Initial Notes, in proper form for transfer, and all other documents required by this Letter, or a Book-Entry Confirmation, are received by the Exchange Agent within three business days after the Expiration Date.

The method of delivery of this Letter and all or any other required documents is at the election and risk of the tendering Holders, but the delivery will be deemed made only when actually received or confirmed by the Exchange Agent. If this Letter and all other required documents are sent by mail, it is suggested that the mailing be registered mail, properly insured, with return receipt requested, made sufficiently in advance of the Expiration Date to permit delivery to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. See the “Exchange Offer — Terms of the Exchange Offer” section of the Prospectus.

2.                                      Signatures on this Letter; bond powers; guarantee of signatures. If this Letter is signed by a participant in the Book-Entry Transfer Facility, the signature must correspond exactly with the name as it appears on the security position listing the Holders of the Initial Notes.

If any tendered Initial Notes are owned of record by two or more joint owners, all of such owners must sign this Letter.

If this Letter is signed by registered Holder(s) of the Initial Notes specified herein and tendered thereby, no separate bond powers are required unless the Exchange Notes are to be issued, or untendered Initial Notes are to be reissued, to a person other than the registered Holder. Signatures on such bond power(s) must be guaranteed by an Eligible Institution.

If this Letter or any bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Issuer, proper evidence satisfactory to the Issuer of their authority to so act must be submitted.

SIGNATURES ON BOND POWERS REQUIRED BY THIS INSTRUCTION 2 MUST BE GUARANTEED BY A FIRM WHICH IS A BANK, BROKER, DEALER, CREDIT UNION, SAVINGS ASSOCIATION OR OTHER ENTITY WHICH IS A MEMBER IN GOOD STANDING OF A RECOGNIZED MEDALLION PROGRAM APPROVED BY THE SECURITIES TRANSFER ASSOCIATION INC., INCLUDING THE SECURITIES TRANSFER AGENTS MEDALLION PROGRAM (“STAMP”), THE STOCK EXCHANGE MEDALLION PROGRAM (“SEMP”) AND THE NEW YORK STOCK EXCHANGE MEDALLION SIGNATURE PROGRAM (“MSP”), OR ANY OTHER “ELIGIBLE GUARANTOR INSTITUTION” (AS DEFINED IN RULE 17AD-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED) (EACH OF THE FOREGOING, AN “ELIGIBLE INSTITUTION”).

SIGNATURES ON THIS LETTER NEED NOT BE GUARANTEED BY AN ELIGIBLE INSTITUTION, PROVIDED THE INITIAL NOTES ARE TENDERED: (I) BY A REGISTERED HOLDER OF INITIAL NOTES (WHICH TERM, FOR PURPOSES OF THE EXCHANGE OFFER, INCLUDES ANY PARTICIPANT IN THE BOOK-ENTRY TRANSFER FACILITY SYSTEM WHOSE NAME APPEARS ON A SECURITY POSITION LISTING AS THE HOLDER OF SUCH INITIAL NOTES) WHO HAS NOT COMPLETED THE BOX ENTITLED “SPECIAL ISSUANCE INSTRUCTIONS” IN THIS LETTER, OR (II) FOR THE ACCOUNT OF AN ELIGIBLE INSTITUTION.

3.                                      Special issuance instructions. Holders tendering Initial Notes by book-entry transfer may request that Initial Notes not exchanged be credited to such account maintained at the Book-Entry Transfer Facility as such Holder may designate herein.

4.                                      Transfer taxes. The Issuer will pay all transfer taxes, if any, applicable to the transfer of Initial Notes to it or its order pursuant to the Exchange Offer. If, however, Exchange Notes and/or substitute Initial Notes not exchanged are to be delivered to, or are to be registered or issued in the name of, any person other than the registered Holder of the Initial Notes tendered hereby, or if tendered Initial Notes are registered in the name of any person other than the person signing this Letter, or if a transfer tax is imposed for any reason other than the transfer of Initial Notes to the Issuer or its order pursuant to the Exchange Offer, the amount of any such transfer taxes (whether imposed on the registered Holder or any other persons) will be payable by the tendering Holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted herewith, the amount of such transfer taxes will be billed directly to such tendering Holder.

Except as provided in this instruction 5, it will not be necessary for transfer tax stamps to be affixed to the Initial Notes specified in this Letter.

5.                                      Waiver of conditions. The Issuer reserves the absolute right to waive satisfaction of any or all conditions enumerated in the Prospectus.

6.                                      No conditional tenders. No alternative, conditional, irregular or contingent tenders will be accepted. All tendering Holders of Initial Notes, by execution of this Letter, shall waive any right to receive notice of the acceptance of their Initial Notes for exchange.

None of the Issuer, the Exchange Agent nor any other person is obligated to give notice of any defect or irregularity with respect to any tender of Initial Notes nor shall any of them incur any liability for failure to give any such notice.

7.                                      Withdrawal rights. Tenders of Initial Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

For a withdrawal of a tender of Initial Notes to be effective, a written notice of withdrawal must be received by the Exchange Agent at the address set forth above prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having tendered the Initial Notes to be withdrawn (the “Depositor”), (ii) identify the Initial Notes to be withdrawn (including the principal amount of such Initial Notes), (iii) specify the number of the account at the Book-Entry Transfer Facility from which the Initial Notes were tendered and specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Initial Notes and otherwise comply with the procedures of such facility, (iv) contain a statement that such Holder is withdrawing its election to have such Initial Notes exchanged, (v) be signed by the Holder in the same manner as the original signature on the Letter by which such Initial Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer to have the Trustee with respect to the Initial Notes register the transfer of such Initial Notes in the name of the person withdrawing the tender and (vi) specify the name in which such Initial Notes are registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Issuer, whose determination shall be final and binding on all parties. Any Initial Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer and no Exchange Notes will be issued with respect thereto unless the Initial Notes so withdrawn are validly retendered. Any Initial Notes that have been tendered for exchange but which are not exchanged for any reason (including the termination or withdrawal of the Exchange Offer) will be returned to the tendering Holder thereof without cost to such Holder by being credited to an account maintained with the Book-Entry Transfer Facility for the Initial Notes promptly after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Initial Notes may be retendered by following the procedures described above at any time on or prior to 5:00 p.m., New York City time, on the Expiration Date.

8.                                      Requests for assistance or additional copies. Questions relating to the procedure for tendering, as well as requests for additional copies of the Prospectus and this Letter, and requests for Notices of Guaranteed Delivery and other related documents may be directed to the Exchange Agent, at the address and telephone number indicated above.

IMPORTANT: THIS LETTER OF TRANSMITTAL (OR A FACSIMILE THEREOF, IF APPLICABLE), OR AN AGENT’S MESSAGE TO THE BOOK-ENTRY TRANSFER FACILITY TOGETHER WITH CONFIRMATION OF BOOK-ENTRY AND ALL OTHER REQUIRED DOCUMENTS, MUST BE RECEIVED BY THE EXCHANGE AGENT PRIOR TO 5:00 P.M. NEW YORK CITY TIME, ON THE EXPIRATION DATE.